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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the inclusion of our report dated October 9, 1998, with respect to the financial statements of Bright Start, Inc. in this Current Report on Form 8-K of LPA Holding Corp. dated as of December 7, 1999.

Ernst & Young LLP

Minneapolis, Minnesota
December 7, 1999